UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2025

First Eagle Private Credit Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01642	87-6975595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1345 Avenue of the Americas
New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 698-3300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities

As of June 1, 2025, First Eagle Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on June 24, 2025) to a feeder vehicle primarily created to hold the Fund’s common shares. The offer and sale of these Class I common shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder. The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of June 1, 2025 (number of shares finalized on June 24, 2025)	278	$6,700

Item 7.01	Regulation FD Disclosure

June 2025 Distributions

On June 25, 2025, the Fund declared regular distributions for each class of its common shares in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distributions
Class I Common Shares	$0.2050	$0.0000	$0.2050
Class D Common Shares	$0.2050	$0.0050	$0.2000

The distribution for each class of common shares is payable to shareholders of record as of the open of business on June 30, 2025 and will be paid on July 30, 2025.

These distributions will be paid in cash or reinvested in common shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01	Other Events

May 31, 2025 Net Asset Value per Share

The net asset value (the “NAV”) per share of each class of the Fund as of May 31, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of May 31, 2025
Class I Common Shares	$24.08
Class D Common Shares	$24.08

Fund Snapshot as of May 31, 2025

Class I Annualized Distribution Rate[1]	10.22%
Fund Leverage Ratio[2]	1.29x

[1]

Annualized Distribution Rate reflects June’s distribution annualized and divided by last reported NAV from May. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than cash flow. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the investment adviser or its affiliates, that may be subject to reimbursement to the investment adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Rate for other share classes are as follows: 9.97% for Class D.

[2]	Fund Leverage Ratio represents the Fund’s debt-to-equity leverage ratio.

Total Net Returns as of May 31, 20253

	1-Month	YTD	ITD
Class I Common Shares	2.12%	3.77%	5.14%
Class D Common Shares (With Upfront Placement Fee)	0.59%	0.59%	0.59%
Class D (No Upfront Placement Fee)	2.10%	2.10%	2.10%

[3]

Inception date for Class I shares: July 10, 2023. Inception date for Class D shares: May 1, 2025. Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. All returns shown are derived from unaudited financial information and are net of all Fund expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class D listed as (With Upfront Placement Fee) reflect the returns after the maximum upfront placement fees that selling agents may charge (1.5% for Class D). Class D listed as (No Upfront Placement Fee) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

Investment Portfolio

As of May 31, 2025, the Fund had investments in 155 portfolio companies with total fair value of approximately $652 million. As of May 31, 2025, 100% of the debt investments at fair value in the Fund’s portfolio were floating rate. As of May 31, 2025, based on fair value, the Fund’s portfolio investments consisted of the following:

As of May 31, 2025
Portfolio Investments
First lien senior secured loans	100.0%
Second lien senior secured loans	0.0%[4]
Warrants	0.0%[5]

Total	100.0%

As of May 31, 2025, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of May 31, 2025
Industry
Health Care Providers & Servicers	12.3%
Professional Services	12.2%
Software	11.3%
Financial Services	8.3%
Commercial Services & Supplies	7.0%
Diversified Consumer Services	5.0%
Health Care Technology	4.8%
Insurance	3.9%
Machinery	3.1%
Pharmaceuticals	3.0%

As of May 31, 2025, the ten largest issuers in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of May 31, 2025
Issuer
Irving Parent, Corp.	2.5%
Argano, LLC	2.2%
841 Prudential MOB LLC	2.1%
Advantmed Buyer Inc.	2.0%
Streetmasters Intermediate, Inc.	1.9%
Project Cloud Holdings, LLC	1.8%
Unified Patents, LLC	1.7%
AMCP Clean Acquisition Co LLC	1.6%
HFW Holdings, LLC	1.6%
Monarch Behavioral Therapy, LLC	1.6%

As of May 31, 2025, the geographical distribution of the investments in which the Fund was invested, represented as a percentage of fair value, were as follows:

[4]	The Fund held one second lien senior secured loan investment in an amount that represented less than 0.05% of the Fund’s Portfolio Investments.
[5]	The Fund held one warrant investment in an amount that represented less than 0.05% of the Fund’s Portfolio Investments.

As of May 31, 2025
Geography
United States	97.0%
Europe	2.2%
Canada	0.8%

As of May 31, 2025, the asset mix of the Fund’s investment portfolio, represented as a percentage of fair value, was as follows:

As of May 31, 2025
Industry
Direct Lending[6]	35.7%
Club[7]	26.7%
Syndicated Loans[8]	37.6%

Direct Lending

As of May 31, 2025, the Direct Lending Portfolio had the following characteristics:

As of May 31, 2025
Weighted Average Spread[9]	5.64%
Average EBITDA[10] ($ millions)	$24.1
Average LTV[11]	36.2%
Average Leverage Ratio[12]	3.5x

Asset-based lending

As of May 31, 2025, the fair market value of ABL investments represented 4.8% of the total fair market value of all investments.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in common shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of a separate private offering (the “Private Offering”). The following table lists the common shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include common shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	—	—
Class S Common Shares	—	—
Class D Common Shares	4,205	$0.1 million
Private Offering:
Class I Common Shares	12,465,081	$303.7 million
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering*	12,469,286	$303.8 million

*	Amounts may not sum due to rounding

The information in Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section.

[6]	Direct Lending involves loans where the Fund lends directly to the borrower and holds the loan generally on its own or only with affiliates and in some cases, third-party lenders.
[7]	Club Loans are directly originated first lien senior secured loans or asset-based loans in which the Fund co-invests with a small number of third-party private debt providers.
[8]	Syndicated Loans are generally originated by a bank and then syndicated, or sold, in several pieces to other investors.
[9]	Weighted average spread above the applicable reference rate (i.e. SOFR, Base Rate, etc.) for the Direct Lending portfolio, weighted based on the fair value of each respective investment.
[10]

Average adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Direct Lending portfolio, weighted based on fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Fund’s valuation designee (“Valuation Designee”) and excludes quoted assets and asset-based lending (“ABL”) investments, as well as companies with negative or de minimis EBITDA. Amounts are derived from the most recently available portfolio company financial statements, have not been independently estimated by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.

[11]

Average loan-to-value (“LTV”) represents the net ratio of loan-to-value for each Direct Lending portfolio company, weighted based on the fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Valuation Designee and excludes quoted assets and ABL investments. LTV is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.

[12]

Average leverage ratio represents the leverage ratio for each Direct Lending portfolio company, weighted based on the fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Valuation Designee and excludes quoted assets and ABL investments, as well as companies with negative or de minimis EBITDA. Company leverage is calculated as the current total debt as defined in the underlying applicable investment credit agreement through each respective loan tranche divided by the adjusted EBITDA as defined in the underlying applicable investment credit agreement of the portfolio company. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date: June 25, 2025	By:	/s/ Jennifer Wilson
	Name:	Jennifer Wilson
	Title:	Chief Financial Officer and Treasurer